Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
     We hereby certify that this Annual Report on Form 10-K for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

COMPASS MINERALS INTERNATIONAL, INC.

Date: February 24, 2006
/s/Michael E. Ducey Michael E. Ducey
President and Chief Executive Officer

/s/Rodney L. Underdown Rodney L. Underdown
Vice President, Chief Financial Officer and Secretary